UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2012 (November 20, 2012)

Znomics, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-136372	52-2340974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Carlson Parkway, Suite 103 Minneapolis, MN	55305
(Address of principal executive offices)	(Zip Code)

(952) 253-6032
(Registrant’s telephone number, including area code)

(Former name or former address since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01                                         Entry into a Material Definitive Agreement.

On November 20, 2012, Znomics, Inc. (the "Company") entered into a Termination Agreement (the "Termination Agreement") with iScience Interventional Corporation ("iScience"), a privately held company incorporated in Delaware, and IZ Merger Corp. ("Merger Sub"), a Delaware corporation and a wholly-owned subsidiary of the Company (collectively, the "Parties"), pursuant to which the Company and iScience terminated an Agreement and Plan of Merger, dated September 10, 2012, by and among the Parties  (the "Merger Agreement"). Effective immediately, the Termination Agreement terminates the Merger Agreement pursuant to Section 8.1(g) of the Merger Agreement, which permits termination by either party if the closing thereof did not occur prior to November 15, 2012 (the "Termination").

As a result of the Termination, the Termination Agreement provides that (i) the Merger Agreement will become void and have no effect, except for certain provisions that will survive the Termination, including the definitions, general provisions, and sections governing termination and expenses, and (ii) the Parties will not be liable for any breach under any provision of the Merger Agreement if such breach occurred prior to the Termination. In addition, the Parties agree that each will redeliver all documents and materials of the other party related to the transactions contemplated by the Merger Agreement, including such memoranda, notes, lists, records or other work papers derived from such material.

              The Termination Agreement contains customary representations and warranties by Znomics and iScience with respect to their businesses and authority to act pursuant to the Termination Agreement. Either party may issue a press release after the date of the Termination Agreement announcing the Termination with the prior consent of the other party, which may not be unreasonably withheld, delayed or conditioned.

The foregoing descriptions of the Termination Agreement and Merger Agreement are not complete and are qualified in their entirety by the terms and conditions of the full text of the Termination Agreement, attached hereto as Exhibit 10.1, and the Merger Agreement, filed as an exhibit to the Company's Current Report on Form 8-K filed on September 10, 2012, and are incorporated herein by this reference.

Item 1.02                            Termination of a Material Definitive Agreement.

On November 20, 2012, the Merger Agreement was terminated by the Company and iScience pursuant to a provision of the Merger Agreement that permitted either party to terminate if the closing thereof had not occurred as of November 15, 2012.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated into this Item 1.02 by reference.

Item 9.01                            Financial Statements and Exhibits.

     (d)  Exhibits:  The following exhibits are filed as part of this report:

Exhibit
Number	Description
2.1	Agreement and Plan of Merger dated September 10, 2012, among Znomics, Inc., iScience Interventional Corporation and IZ Merger Corp.*
10.1	Termination Agreement dated November 20, 2012, among Znomics, Inc., iScience Interventional Corporation and IZ Merger Corp.
*	Filed as an exhibit to the Company's Current Report on Form 8-K, as filed with the SEC on September 10, 2012 and incorporated herein by this reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

            ZNOMICS, INC.

Date: November 21, 2012	By:	/s/ David G. Latzke
David G. Latzke
Chief Financial Officer